Exhibit 10.2

AMENDMENT AGREEMENT OF FACILITY AGREEMENT

Date: Effective as of July 19, 2015
Contract No.: [R-19507-001]

Reference is made to that certain Facility Agreement — RMB5,000,000.00 Uncommitted Revolving Loan Facility Letter (Contract No. R-19507) (as may be amended, restated, supplemented or otherwise modified from time to time, the "Facility Letter"). All capitalized terms used but not defined herein shall have the same meanings as those defined in the Facility Agreement.

It is hereby agreed as follows:

1.  The Facility Agreement shall be amended as follows:

7.      AVAILABILITY PERIOD

    7.1    The Facility shall be available until July 19th, 2016 subject to the conditions precedent set out in this Facility Letter, unless it is terminated before that date  ("Availability Period").

2.  Other terms and conditions of the Facility Agreement shall remain unchanged. Among other things, the representations and warranties given thereunder are still valid after the amendment.

3.  To the extent any Supplementary Agreement has been entered into between the parties on or before the original Facility Availability Expiry Date, this Amendment Agreement shall replace such Supplementary Agreement. Such Supplementary Agreement is deemed terminated hereby on the date hereof and of no further force and effect.

Calgon Carbon (Suzhou) Co., Ltd. hereby confirms that:

(i) we fully understand the relevant provisions of foreign exchange control regulations under which "if the security is enforced under Wai Bao Nei Dai, prior to the obligor fulfilling all of its obligation owned to the security provider, the obligor shall be refrained from entering into a new secured transaction by Wai Bao Nei Dai, unless obligor obtains approval from the SAFE (i.e. the State Administrative of Foreign Exchange and any of its local branch, administrative office or sub-branch, as the case may be)"; and (ii) we do not fall under such circumstance as mentioned above where we should refrain from entering into this Facility Agreement. "Wai Bao Nei Dai" means a cross border security for onshore obligations in which the security provider is registered offshore (outside the People's Republic of China, the security provider registered in Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan shall be deemed offshore security provider) and the obligor and the creditor are both registered onshore (inside the People's Republic of China).

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch

Exhibit 10.2

Calgon Carbon (Suzhou) Co., Ltd

/s/ Sunny Liu, Finance Manager
Authorized Signatory(ies)
Date: August 7, 2015
(Official Corporate Seal)

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., acting by and through its Shanghai Branch
By:/s/ Mr. Kazuma Inoue, Deputy General Manager
Authorized Signatory(ies)
Date: August 7, 2015

For Bank Use Only
CIF Code	Manager	Maker	Signature Verify	Manager	Maker	Signature Verify
Ringi No
Version No
Contract No

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch

    EXHIBIT

    Form of Advance Request

Date[     ]

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch
20/F, AZIA Center, 1233 Lujiazui Ring Road, Shanghai

Attention: [ ]

Re:RMB5,000,000.00 Uncommitted Revolving Loan Facility Letter dated August 14th, 2014 (the
"Facility Letter")

We refer to the Facility Letter mentioned above and request an advance under that Facility
Letter.

Amount requested:                                          RMB[]

Please make the funds available on [* specify date of advance *]. Such fund should be credited into our RMB account opened with [* specify bank name of the account number of [ ].

We confirm and undertake the following.

(i)
No Event of Default (as defined in the Facility Letter) subsists at the date of this request, or will subsist at the proposed date of advance under this request or the result from the provision of the advance requested under this request.

(ii)	The representations and warranties by us in the Facility Letter are true as at the date of this request and will remain true as at the proposed date of advance under this request.
(iii)	The funds will be used exclusively for general working capital and will be used for payment of:
o      Purchase Expenses (payment of        )
o      General Expenses (payment of                         )
o      Others (payment of                                                 )
and without prejudice to the general purpose of the working capital requirements, we will promptly submit a formal explanation to you if the specific purpose for the drawdown amount is to be changed.
(iv)	This advance will be repaid in full on [* insert repayment date *].
(v)	We will pay interest on the advance on the repayment date and otherwise comply with all terms of the Facility Letter as it applies to this advance.
(vi)
The proceeds of the advance will not be misappropriated, or applied towards investments in fixed assets or equity interests, or applied in connection with any production,  operation or purpose prohibited by the laws, directives or policies of the PRC.

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch

(vii)	You are entitled to change our means of payment from our own payment to your bank entrusted payment.
(viii)	You are entitled to monitor our relevant accounts with you and other banks.
(ix)
You are entitled to inspect and monitor the use of the proceeds of the advance in accordance with the Facility Letter and the Letter of Undertaking (as defined in the Facility Letter) to which we are a party.

(x)	This request should be read together with the Facility Letter.
(xi)	we will provide all the business contracts, invoices and other relevant documents and materials relating to the use of this advance, as requested by you.
(xii)	The means of your entrusted payment will be applied to any loans under the Facility Letter.
(xiii)
we fully understand the relevant provisions of foreign exchange control regulations under which "if the security is enforced under Wai Bao Nei Dai (as defined below), prior to the obligor fulfilling all of its obligation owned to the security provider, the obligor shall be refrained from making any new drawdown, unless obligor obtains approval from the SAFE (i.e. the State Administrative of Foreign Exchange and any of its local branch, administrative office or sub-branch, as the case may be)", and we confirm that, as of the date of this Form of Advance Request,

❑	we have no transaction secured by Wai Bao Nei Dai.
❑	we have transaction(s) secured by Wai Bao Nei Dai, but the security under such Wai Bao Nei Dai is not enforced.
❑
we have paid off the debts owned to the security provider under Wai Bao Nei Dai, and we will provide to you the relevant documents relating to obligation default, registration of external debt(s) and repayment (including but not limited to the registration certificates for external debts contract conclusion and outstanding balance) at your request completely and authentically.

❑
we have some outstanding debts owned to the security provider under Wai Bao Nei Dai, but we have obtained approval from the SAFE to make new drawdown pursuant to the Facility Agreement (the approval certificate and related documents, please refer to the attachment).

"Wai Bao Nei Dai" means a cross border security for onshore obligations in which the security provider is registered offshore (outside the People's Republic of China, the security provider registered in Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan shall be deemed offshore security provider) and the obligor and the creditor are both registered onshore (inside the People's Republic of China).

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch

For and on behalf of
Calgon Carbon (Suzhou) Co., Ltd.

Authorised Signatory

We confirm receipt of this
Advance Request and agree to the terms stipulated. And we confirm the interest rate applicable to this advance is [*insert rate*].
Bank of Tokyo-Mitsubishi UFJ (China), Ltd.
Acting by and through its Shanghai Branch

By:
Authorized Signatory

Bank of Tokyo-Mitsubishi UFJ (China), Ltd., Shanghai Branch